UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2016

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 1, 2016, Frontier announced that its Board of Directors has declared a regular quarterly dividend on Frontier’s 11.125% Mandatory Convertible Preferred Stock, Series A, of $2.78125 per share, payable in cash on September 30, 2016 to holders of record at the close of business on September 15, 2016. The Board of Directors also declared a regular quarterly cash dividend of $0.105 per share of common stock, payable on September 30, 2016 to holders of record at the close of business on September 15, 2016.

A copy of Frontier’s press release announcing the declaration of the dividends is attached hereto as Exhibit 99.1.

All information in Item 7.01 of this Form 8-K and in Exhibit 99.1 attached hereto is furnished but not filed.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Frontier Communications Corporation issued on August 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: August 1, 2016	By: /s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and
Secretary